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                                                                   Exhibit 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
IMAKE SOFTWARE & SERVICES, INC. AND IMAKE CONSULTING, INC.:

We consent to the incorporation by reference in the registration statements (No. 333-66995) on Form S-8 and (No. 333-89985) on Form S-3 of 24/7 Media,
Inc. of our report dated March 14, 2000, with respect to the combined balance sheets of IMAKE Software Media Divisions as of December 31, 1999 and 1998, and the related combined statements of operations and division equity (deficit) and cash flows for the years then ended, which report appears in the Form 8-K/A of 24/7 Media, Inc. dated March 27, 2000.


                                                          /s/ KPMG LLP

McLean, Virginia
March 27, 2000


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